UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2005

____________________________________________

instaCare Corp.

(Exact name of registrant as specified in its charter)

____________________________________________

Nevada	000-33187	90-2105842
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2660 Townsgate Road
Suite 300
Westlake Village, CA	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (805) 446-1973

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

**Explanatory Note - This Amendment No. 1 to Form 8-K is being filed to amend the Current Report filed on June 16, 2006 in order to include disclosure under Item 502(a)(3) and provide a copy of a letter received by a former director as an Exhibit to the Current Report.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

(a)(1) Removal of Director

(i) On June 10, 2005 the Registrant's board of directors removed Ronald R. Kelly as a director.

(ii) Mr. Kelly did not serve on any committee of the Registrant's board of directors at the time of his removal.

(iii) As a result of certain transactions that may have lead to a breach of Mr. Kelly's fiduciary duties as a member of the Registrant's board of directors, the Registrant's board of directors chose to remove Mr. Kelly as a director. Further, the Registrant has engaged special counsel to assist management in investigating the matters surrounding Mr. Kelly's removal.

(2) As of the date of this filing, Mr. Kelly has not provided the Registrant with any written correspondence concerning the circumstances of his removal.

(3) On or about June 13, 2005, the Registrant provided the subject of this Current Report to Mr. Kelly in a letter. On June 15, 2005, the Registrant sent a copy of this Current Report to Mr. Kelly. On June 16, 2005, the Registrant received a letter, dated June 14, 2005, from Mr. Kelly's counsel wherein Mr. Kelly advised the Registrant of his resignation as a member of the Registrant's board of directors effective June 1, 2005. A copy of Mr. Kelly's letter is attached hereto as Exhibit 99.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(c) Exhibits

99	Letter from Ronald R. Kelly dated June 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

instaCare Corp.

By:/s/Keith Berman

     Keith Berman, CFO

Date: June 20, 2005